Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports Third Quarter 2015 Financial Results

Atlanta - November 3, 2015 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the "Company") today announced financial results for the quarter ended September 30, 2015, reporting core earnings* of $0.40 per common share and book value per diluted common share** of $17.66. Third quarter core earnings were in line with the dividend of $0.40 per share.

During the third quarter of 2015, the Company bought back 3.7 million shares of common stock for $50 million using available cash flow and closed a $34 million commercial real estate loan. "With our equity allocation of 35% to Agency RMBS, 34% to commercial credit and 31% to residential credit as of September 30, 2015, we believe our company is well positioned to benefit from improving real estate fundamentals and interest rate normalization. Stock buybacks continue to be an attractive use of available cash flow at current market pricing," said Richard King, President and CEO.

"While financial conditions weakened for the second straight quarter, our asset quality continues to improve, and we anticipate higher economic returns derived from our liquid, high quality assets. The loans underlying our assets continue to season and benefit from growing borrower equity due to property price appreciation," said Mr. King.
Highlights
•	Q3 2015 core earnings* of $49.2 million, core earnings per common share* of $0.40, and a common stock dividend of $0.40 per share
•	YTD core earnings per common share of $1.31 and YTD common stock dividends of $1.30 per common share
•	Q3 2015 book value per diluted common share** was $17.66 vs. $18.62 at Q2 2015, $18.82 at Q4 2014 and $17.97 at Q4 2013
•	Bought back 3.7 million shares of common stock for $50 million in Q3 2015
•	Economic return*** for the three and nine months ended September 30, 2015 of -3.0% and 0.7%, respectively
•	Q3 2015 comprehensive loss attributable to common stockholders was $86.2 million or ($0.71) per common share vs. $36.7 million or ($0.30) per common share for Q2 2015
•
Q3 2015 net loss attributable to common stockholders of $144.6 million or ($1.18) basic and diluted earnings per common share reflecting a $220.6 million net loss on interest rate hedges driven by a decline in swap yields

* Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), effective debt-to-equity ratio and repurchase agreement debt-to-equity ratio are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
***Economic return for the quarter ended September 30, 2015 is defined as the change in book value per diluted common share from June 30, 2015 to September 30, 2015 of ($0.96); plus dividends declared of $0.40 per common share; divided by the June 30, 2015 book value per diluted common share of $18.62. Economic return for the nine months ended September 30, 2015 is defined as the change in book value per diluted common share from December 31, 2014 to September 30, 2015 of ($1.16); plus dividends declared of $1.30 per common share; divided by the December 31, 2014 book value per diluted common share of $18.82.

1

Exhibit 99.1

Key performance indicators for the quarters ended September 30, 2015 and June 30, 2015 are summarized in the table below.

($ in millions, except share amounts)	Q3 ‘15		Q2 ‘15
	(unaudited)		(unaudited)
Average earning assets (at amortized costs)	$20,175.0		$20,574.9
Average borrowed funds	18,070.1		18,284.1
Average equity	$2,292.0		$2,458.2

Interest income	$161.4		$160.8
Interest expense	69.2		70.4
Net interest income	92.2		90.4
Total other income (loss)	(218.0)		70.4
Total expenses	14.7		13.6
Net income (loss)	(140.5)		147.3
Net income (loss) attributable to non-controlling interest	(1.6)		1.7
Dividends to preferred stockholders	5.7		5.7
Net income (loss) attributable to common stockholders	($144.6)		$139.9

Average portfolio yield	3.20%		3.12%
Cost of funds	1.53%		1.54%
Debt to equity ratio	7.3	x	6.9	x
Book value per common share (diluted)**	$17.66		$18.62
Earnings (loss) per common share (basic)	($1.18)		$1.14
Dividends declared per common share	$0.40		$0.45
Dividends declared per preferred share on Series A Preferred Stock	$0.4844		$0.4844
Dividends declared per preferred share on Series B Preferred Stock	$0.4844		$0.4844

Non-GAAP Financial Measures*:
Core earnings	$49.2		$50.0
Core earnings per common share	$0.40		$0.41
Effective interest income	$167.8		$167.0
Effective yield	3.33%		3.24%
Effective interest expense	$100.3		$100.1
Effective cost of funds	2.22%		2.19%
Effective net interest income	$67.5		$66.9
Effective interest rate margin	1.11%		1.05%
Effective debt-to-equity ratio	6.2	x	5.8	x
Repurchase agreement debt-to-equity ratio	5.7	x	5.3	x

* Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), effective debt-to-equity ratio and repurchase agreement debt-to-equity ratio are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).

2

Exhibit 99.1

Financial Summary
During the third quarter of 2015, the Company generated $49.2 million in core earnings, a decrease of $0.7 million or 1.5% from the second quarter of 2015. Core earnings were relatively stable during the quarter as slightly higher net interest income was offset by increases in general and administrative expenses. Net interest income benefited from a higher portfolio yield and lower interest expense due to a decline in average borrowings. Net loss attributable to common stockholders for the third quarter of 2015 was $144.6 million, compared to net income attributable to common stockholders of $139.9 million for the second quarter of 2015. The third quarter of 2015 net loss attributable to common stockholders was primarily due to a $220.6 million net loss on interest rate hedges versus a $56.0 million net gain on interest rate hedges in the second quarter of 2015. Book value per diluted common share for the third quarter of 2015 decreased to $17.66 as lower swap yields resulted in a drop in fair value of interest rate hedges. Book value per diluted common share was also modestly impacted by widening real estate credit spreads. Generally weaker market conditions reflected uncertainty regarding slowing global growth prospects, especially in China and other emerging markets, and anticipation of the first increase in the federal funds rate.
For the quarter ended September 30, 2015, average earning assets were $20.2 billion, representing a decrease of $399.9 million from June 30, 2015. The Company’s mortgage-backed and credit risk transfer securities portfolio totaled $16.8 billion, a decrease of $380.3 million from June 30, 2015 primarily due to continued paydowns and sales. During the third quarter of 2015, the Company utilized a portion of the proceeds from paydowns and sales of investments to buy back $50 million of common stock and invest in a $34 million commercial real estate loan.
The portfolio generated interest income of $161.4 million during the three months ended September 30, 2015, which reflects an increase of $0.5 million from the three months ended June 30, 2015. The increase in interest income was the result of an increase in average portfolio yield from 3.12% in the second quarter of 2015 to 3.20% for the three months ended September 30, 2015. The higher portfolio yield in the third quarter of 2015 reflects higher yields on 15 year fixed-rate, ARM and Hybrid ARM Agency RMBS.
For the quarter ended September 30, 2015, the Company had average borrowed funds of approximately $18.1 billion and effective interest expense of $100.3 million, compared to $18.3 billion and $100.1 million, respectively, for the second quarter of 2015. The slight decrease in average borrowed funds for the third quarter is due to lower average borrowings for non-Agency RMBS and asset-backed securities issued by securitization trusts. The Company's effective cost of funds was 2.22% and 2.19% for the third quarter and second quarter of 2015, respectively. In the third quarter the Company's leverage increased approximately 0.4 times due to lower equity after the quarterly decline in book value as the Company used cash from principal prepayments and maturities to buy back stock rather than reinvest in unencumbered assets.
Total expenses for the third quarter of 2015 were approximately $14.7 million, compared to $13.6 million for the second quarter of 2015. Expenses include management fees, general and administrative expenses and securitization trust expenses associated with direct operating costs of the Company's consolidated residential loan securitizations. Management fees totaled $10.1 million in the third quarter, up from $9.3 million in the second quarter of 2015 due to a change in the basis of the management fee calculation that was effective at the beginning of the third quarter. General and administrative expenses were $2.5 million in the third quarter of 2015, an increase of $0.6 million from the second quarter of 2015. During the third quarter of 2015, the Company incurred restatement-related expenses of approximately $750,000 for third party consulting, accounting, auditing and legal fees. Third quarter 2015 securitization trust expenses totaled $2.1 million versus $2.3 million in the second quarter of 2015. Securitization trust expenses are primarily a fixed percentage of the unpaid principal balance of residential loans. The ratio of annualized operating expenses to average equity* for the third quarter of 2015 was 2.19%, an increase of 35 basis points from the second quarter of 2015.
In the third quarter of 2015, the Company bought back 3.7 million shares of common stock for $50.0 million. The Company also declared the following dividends: a common stock dividend of $0.40 per share paid on October 27, 2015; a Series A preferred stock dividend of $0.4844 per share paid on October 26, 2015; and a Series B preferred stock dividend of $0.4844 per share that will be paid on December 28, 2015.

3

Exhibit 99.1

*The ratio of consolidated operating expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on a weighted balance basis. The Company excludes expenses of consolidated securitization trusts from this calculation to facilitate comparison of the Company's operating expenses to peers.

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd., a leading independent global investment management firm.

4

Exhibit 99.1

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Wednesday, November 4, 2015, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-942-8507
International:        415-228-4839
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on November 18, 2015 by calling:

866-425-0192 (North America) or 1-203-369-0875 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, mortgage reform programs, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation, and the impact of the restatement of our consolidated financial statements for certain periods and the adequacy of our disclosure controls and procedures and internal controls over financial reporting. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Tony Semak, 800-241-5477

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except share amounts	2015	2014 (As Restated)	2015	2014 (As Restated)
Interest Income
Mortgage-backed and credit risk transfer securities	129,260	139,419	390,623	436,019
Residential loans (1)	28,380	22,713	88,001	60,888
Commercial loans	3,743	2,649	11,349	6,329
Total interest income	161,383	164,781	489,973	503,236
Interest Expense
Repurchase agreements	41,303	45,756	125,544	142,649
Secured loans	1,622	1,223	4,639	1,399
Exchangeable senior notes	5,620	5,620	16,840	16,840
Asset-backed securities (1)	20,686	17,660	64,913	47,421
Total interest expense	69,231	70,259	211,936	208,309
Net interest income	92,152	94,522	278,037	294,927
(Reduction in) provision for loan losses	(81)	(209)	(213)	(52)
Net interest income after (reduction in) provision for loan losses	92,233	94,731	278,250	294,979
Other Income (loss)
Gain (loss) on investments, net	(2,958)	(48,364)	10,090	(86,333)
Equity in earnings of unconsolidated ventures	1,894	1,145	9,131	5,480
Gain (loss) on derivative instruments, net	(220,602)	(3,704)	(287,344)	(322,832)
Realized and unrealized credit derivative income (loss), net	2,928	(28,613)	24,904	20,929
Other investment income (loss), net	739	(1,358)	1,518	(1,358)
Total other income (loss)	(217,999)	(80,894)	(241,701)	(384,114)
Expenses
Management fee – related party	10,058	9,214	28,816	27,876
General and administrative	2,507	2,519	6,186	6,906
Consolidated securitization trusts (1)	2,132	1,560	6,544	4,108
Total expenses	14,697	13,293	41,546	38,890
Net income (loss)	(140,463)	544	(4,997)	(128,025)
Net income (loss) attributable to non-controlling interest	(1,629)	6	(80)	(1,456)
Net income (loss) attributable to Invesco Mortgage Capital Inc.	(138,834)	538	(4,917)	(126,569)
Dividends to preferred stockholders	5,716	2,713	17,148	8,138
Undeclared cumulative dividends to preferred stockholders	—	661	—	661
Net income (loss) attributable to common stockholders	(144,550)	(2,836)	(22,065)	(135,368)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	(1.18)	(0.02)	(0.18)	(1.10)
Diluted	(1.18)	(0.02)	(0.18)	(1.10)
Dividends declared per common share	0.40	0.50	1.30	1.50

(1)	The condensed consolidated statements of operations include income and expenses of consolidated variable interest entities.

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands	2015	2014 (As Restated)	2015	2014 (As Restated)
Net income (loss)	(140,463)	544	(4,997)	(128,025)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	41,978	(81,267)	(25,390)	325,045
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	1,380	49,169	(3,223)	81,653
Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	15,724	21,227	51,182	64,055
Currency translation adjustments on investment in unconsolidated venture	(33)	—	(33)	—
Total other comprehensive income (loss)	59,049	(10,871)	22,536	470,753
Comprehensive income (loss)	(81,414)	(10,327)	17,539	342,728
Less: Comprehensive income (loss) attributable to non-controlling interest	942	117	(191)	(3,919)
Less: Dividends to preferred stockholders	(5,716)	(2,713)	(17,148)	(8,138)
Less: Undeclared cumulative dividends to preferred shareholders	—	(661)	—	(661)
Comprehensive income (loss) attributable to common stockholders	(86,188)	(13,584)	200	330,010

7

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
In thousands except share amounts	September 30, 2015	December 31, 2014
	(Unaudited)	(As Restated)
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value	16,814,961	17,248,895
Residential loans, held-for-investment (1)	3,307,249	3,365,003
Commercial loans, held-for-investment	187,038	145,756
Cash and cash equivalents	76,658	164,144
Due from counterparties	174,741	57,604
Investment related receivable	24,897	38,717
Accrued interest receivable	69,064	66,044
Derivative assets, at fair value	1,308	24,178
Deferred securitization and financing costs	10,689	13,080
Other investments	113,297	106,498
Other assets	1,444	1,098
Total assets (1)	20,781,346	21,231,017
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	12,912,131	13,622,677
Secured loans	1,675,000	1,250,000
Asset-backed securities issued by securitization trusts (1)	2,859,423	2,929,820
Exchangeable senior notes	400,000	400,000
Derivative liabilities, at fair value	343,897	254,026
Dividends and distributions payable	54,067	61,757
Investment related payable	54,996	17,008
Accrued interest payable	37,296	29,670
Collateral held payable	—	14,890
Accounts payable and accrued expenses	3,910	2,439
Due to affiliate	11,259	9,880
Total liabilities (1)	18,351,979	18,592,167
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 119,453,846 and 123,110,454 shares issued and outstanding, respectively	1,195	1,231
Additional paid in capital	2,482,742	2,532,130
Accumulated other comprehensive income	446,857	424,592
Retained earnings (distributions in excess of earnings)	(813,520)	(632,854)
Total stockholders’ equity	2,402,490	2,610,315
Non-controlling interest	26,877	28,535
Total equity	2,429,367	2,638,850
Total liabilities and equity	20,781,346	21,231,017

(1)
The condensed consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. As of September 30, 2015 and December 31, 2014, total assets of the consolidated VIEs were $3,331,942 and $3,380,597, respectively, and total liabilities of the consolidated VIEs were $2,876,059 and $2,938,512, respectively.

8

Exhibit 99.1

Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measures of core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), effective debt-to-equity ratio and repurchase agreement debt-to-equity ratio. The Company’s management uses these non-GAAP financial measures in its internal analysis of results and believes these measures are useful to investors for the reasons explained below. The most directly comparable U.S. GAAP measures are net income attributable to common stockholders (and by calculation basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.

Core Earnings

The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net (excluding contractual net interest on interest rate swaps); unrealized (gain) loss on derivative instruments, net; realized and unrealized change in fair value of GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred swap losses on de-designation; and an adjustment attributable to non-controlling interest. The Company records changes in the valuation of its mortgage-backed securities and the valuation assigned to the debt host contract associated with its GSE CRTs in other comprehensive income on its consolidated balance sheets. The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results.

The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

9

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
$ in thousands, except per share data			(As Restated)		(As Restated)
Net income (loss) attributable to common stockholders	(144,550)	139,925	(2,836)	(22,065)	(135,368)
Adjustments:
(Gain) loss on investments, net	2,958	(10,876)	48,364	(10,090)	86,333
Realized (gain) loss on derivative instruments, net (excluding contractual net interest on interest rate swaps of $46,785, $46,011, $50,446, $138,404 and $154,092, respectively)	3,079	15,212	1,016	44,394	34,877
Unrealized (gain) loss on derivative instruments, net	170,738	(117,226)	(47,758)	104,546	133,863
Realized and unrealized change in fair value of GSE CRT embedded derivatives, net	3,564	6,591	33,644	(5,091)	(8,307)
(Gain) loss on foreign currency transactions, net	—	(996)	1,479	529	1,479
Amortization of deferred swap losses on de-designation	15,724	16,313	21,227	51,182	64,055
Subtotal	196,063	(90,982)	57,972	185,470	312,300
Adjustment attributable to non-controlling interest	(2,272)	1,041	(664)	(2,152)	(3,564)
Core earnings	49,241	49,984	54,472	161,253	173,368
Basic income (loss) per common share	(1.18)	1.14	(0.02)	(0.18)	(1.10)
Core earnings per share attributable to common stockholders	0.40	0.41	0.44	1.31	1.41

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded in realized and unrealized credit derivative income (loss), net. The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for net interest paid on its interest rate swaps that is recorded in gain (loss) on derivative instruments and the amortization of net deferred swap losses on de-designated interest rate swaps that is being amortized into interest expense over the remaining lives of the swaps. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company subtracts amortization of net deferred losses on de-designated interest rate swaps because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for net interest paid on its interest rate swaps that is recorded in gain (loss) on derivative instruments, the amortization of net deferred losses on de-designated interest rate swaps that is being amortized into interest expense over the remaining lives of the swaps and GSE CRT embedded derivative coupon interest that is recorded in realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

10

Exhibit 99.1

The following table reconciles total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended September 30, 2015		Three Months Ended June 30, 2015		Three Months Ended September 30, 2014 (As Restated)
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	161,383	3.20%	160,836	3.12%	164,781	3.37%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,373	0.13%	6,157	0.12%	4,784	0.1%
Effective interest income	167,756	3.33%	166,993	3.24%	169,565	3.47%

	Nine Months Ended September 30,
	2015		2014 (As Restated)
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	489,973	3.20%	503,236	3.41%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	18,443	0.12%	11,754	0.08%
Effective interest income	508,416	3.32%	514,990	3.49%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended September 30, 2015		Three Months Ended June 30, 2015		Three Months Ended September 30, 2014 (As Restated)
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	69,231	1.53%	70,426	1.54%	70,259	1.62%
Less: Amortization of net deferred swap losses on de-designation	(15,724)	(0.35)%	(16,313)	(0.36)%	(21,227)	(0.49)%
Add: Net interest paid - interest rate swaps	46,785	1.04%	46,011	1.01%	50,446	1.16%
Effective interest expense	100,292	2.22%	100,124	2.19%	99,478	2.29%

	Nine Months Ended September 30,
	2015		2014 (As Restated)
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	211,936	1.56%	208,309	1.60%
Less: Amortization of net deferred swap losses on de-designation	(51,182)	(0.38)%	(64,055)	(0.49)%
Add: Net interest paid - interest rate swaps	138,404	1.02%	154,092	1.18%
Effective interest expense	299,158	2.20%	298,346	2.29%

11

Exhibit 99.1

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended September 30, 2015		Three Months Ended June 30, 2015		Three Months Ended September 30, 2014 (As Restated)
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	92,152	1.67%	90,410	1.58%	94,522	1.75%
Add: Amortization of net deferred swap losses on de-designation	15,724	0.35%	16,313	0.36%	21,227	0.49%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,373	0.13%	6,157	0.12%	4,784	0.10%
Less: Net interest paid - interest rate swaps	(46,785)	(1.04)%	(46,011)	(1.01)%	(50,446)	(1.16)%
Effective net interest income	67,464	1.11%	66,869	1.05%	70,087	1.18%

	Nine Months Ended September 30,
	2015		2014 (As Restated)
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	278,037	1.64%	294,927	1.81%
Add: Amortization of net deferred swap losses on de-designation	51,182	0.38%	64,055	0.49%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	18,443	0.12%	11,754	0.08%
Less: Net interest paid - interest rate swaps	(138,404)	(1.02)%	(154,092)	(1.18)%
Effective net interest income	209,258	1.12%	216,644	1.20%

12

Exhibit 99.1

Effective Debt-to-Equity Ratio and Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, the Company's effective debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of September 30, 2015 and June 30, 2015. The Company presents an effective debt-to-equity ratio that excludes asset-backed securities issued by consolidated securitization trusts from debt because holders of these asset-backed securities do not have recourse to the Company. The Company also presents a repurchase agreement debt-to-equity ratio because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's effective debt-to-equity ratio and repurchase agreement debt-to-equity ratio, non-GAAP financial measures of leverage, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors comparable statistics to those other mortgage REITs who do not consolidate variable interest entities and who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
September 30, 2015

$ in thousands	Agency RMBS	Non-Agency RMBS (6)	GSE CRT(6)	CMBS (7)	Comm- ercial Loans (7)	Consol- idated VIEs (4)(6)	Other (7)	Elimin- ations (5)	Total
Investments	10,234,434	3,064,454	651,705	3,304,214	187,038	3,307,249	37,922	(439,846)	20,347,170
Cash and cash equivalents (1)	33,879	17,275	4,559	20,945	—	—	—	—	76,658
Derivative assets, at fair value (2)	72	1,044	—	—	147	—	45	—	1,308
Other assets	251,765	7,339	525	68,292	1,101	24,692	6,047	(3,551)	356,210
Total assets	10,520,150	3,090,112	656,789	3,393,451	188,286	3,331,941	44,014	(443,397)	20,781,346

Repurchase agreements	8,637,589	2,362,985	497,213	1,414,344	—	—	—	—	12,912,131
Secured loans (3)	439,264	—	—	1,235,736	—	—	—	—	1,675,000
Asset-backed securities issued by securitization trusts (ABS)	—	—	—	—	—	3,299,269	—	(439,846)	2,859,423
Exchangeable senior notes	—	—	—	—	—	—	400,000	—	400,000
Derivative liabilities, at fair value	343,847	—	—	—	50	—	—	—	343,897
Other liabilities	100,966	19,191	4,288	19,557	—	20,191	889	(3,554)	161,528
Total liabilities	9,521,666	2,382,176	501,501	2,669,637	50	3,319,460	400,889	(443,400)	18,351,979

Allocated equity	998,484	707,936	155,288	723,814	188,236	12,481	(356,875)	3	2,429,367
Less equity associated with secured loans:
Collateral pledged	(519,597)	—	—	(1,461,730)	—	—	—	—	(1,981,327)
Secured loans	439,264	—	—	1,235,736	—	—	—	—	1,675,000
Net equity (excluding secured loans)	918,151	707,936	155,288	497,820	NA	NA	NA	3	2,279,195
Debt-to-equity ratio (8)	9.1	3.3	3.2	3.7	—	NA	NA	NA	7.3
Effective debt-to-equity ratio (9)	9.1	3.3	3.2	3.7	—	NA	NA	NA	6.2
Repurchase agreement debt-to-equity ratio (10)	9.4	3.3	3.2	2.8	NA	NA	NA	NA	5.7

(1)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, Non-Agency RMBS, GSE CRT and CMBS.

(2)	Derivative assets are allocated based on the hedging strategy for each asset class.

(3)	Secured loans are allocated based on amount of collateral pledged.

(4)	Represents VIE assets and liabilities before intercompany eliminations. VIEs are securitized entities with no substantive equity at risk.

(5)	Represents the Company's ownership of asset-backed securities ("ABS")and accrued interest eliminated upon consolidation.

(6)	Non-Agency RMBS, GSE CRT and Consolidated VIEs are considered residential credit.

(7)	CMBS, Commercial Loans and Investments in unconsolidated ventures of $37.9 million (which are included in Other), are considered commercial credit.

(8)
Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans, asset-backed securities issued by securitization trusts and exchangeable senior notes) to total equity.

(9)	Effective debt-to-equity ratio is calculated as the ratio of total debt excluding ABS (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(10)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to net equity (excluding secured loans).

13

Exhibit 99.1

June 30, 2015

$ in thousands	Agency RMBS	Non-Agency RMBS (6)	GSE CRT(6)	CMBS (7)	Comm- ercial Loans (7)	Consol- idated VIEs (4)(6)	Other (7)	Elimin- ations (5)	Total
Investments	10,434,839	3,250,833	665,896	3,293,853	155,011	3,461,992	44,803	(450,183)	20,857,044
Cash and cash equivalents (1)	38,532	21,564	4,805	22,102	—	—	—	—	87,003
Derivative assets, at fair value (2)	18,350	1,140	—	—	969	—	45	—	20,504
Other assets	147,504	7,034	527	67,452	1,155	25,859	6,667	(1,846)	254,352
Total assets	10,639,225	3,280,571	671,228	3,383,407	157,135	3,487,851	51,515	(452,029)	21,218,903

Repurchase agreements	8,795,055	2,452,975	509,617	1,417,213	—	—	—	—	13,174,860
Secured loans (3)	324,756	—	—	1,225,244	—	—	—	—	1,550,000
Asset-backed securities issued by securitization trusts (ABS)	—	—	—	—	—	3,456,230	—	(450,183)	3,006,047
Exchangeable senior notes	—	—	—	—	—	—	400,000	—	400,000
Derivative liabilities, at fair value	188,306	—	—	—	1,363	—	—	—	189,669
Other liabilities	201,603	20,209	9,306	29,937	—	18,534	5,889	(1,846)	283,632
Total liabilities	9,509,720	2,473,184	518,923	2,672,394	1,363	3,474,764	405,889	(452,029)	18,604,208

Allocated equity	1,129,505	807,387	152,305	711,013	155,772	13,087	(354,374)	—	2,614,695
Less equity associated with secured loans:
Collateral pledged	(387,366)	—	—	(1,461,463)	—	—	—	—	(1,848,829)
Secured loans	324,756	—	—	1,225,244	—	—	—	—	1,550,000
Net equity (excluding secured loans)	1,066,895	807,387	152,305	474,794	NA	NA	NA	—	2,501,381
Debt-to-equity ratio (8)	8.1	3.0	3.3	3.7	—	NA	NA	NA	6.9
Effective debt-to-equity ratio (9)	8.1	3.0	3.3	3.7	—	NA	NA	NA	5.8
Repurchase agreement debt-to-equity ratio (10)	8.2	3.0	3.3	3.0	NA	NA	NA	NA	5.3

(1)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, Non-Agency RMBS, GSE CRT and CMBS.

(2)	Derivative assets are allocated based on the hedging strategy for each asset class.

(3)	Secured loans are allocated based on amount of collateral pledged.

(4)	Represents VIE assets and liabilities before intercompany eliminations. VIEs are securitized entities with no substantive equity at risk.

(5)	Represents our ownership of asset-backed securities and accrued interest eliminated upon consolidation.

(6)	Non-Agency RMBS, GSE CRT and Consolidated VIEs are considered residential credit.

(7)	CMBS, Commercial Loans and Investments in unconsolidated ventures of $44.8 million (which are included in Other), are considered commercial credit.

(8)
Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans, asset-backed securities issued by securitization trusts and exchangeable senior notes) to total equity.

(9)	Effective debt-to-equity ratio is calculated as the ratio of total debt excluding ABS (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(10)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to net equity (excluding secured loans).

14